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                                                                       EXHIBIT 1


                                                                    NO._________

                           JETFLEET MANAGEMENT CORP.

                       1997-ACY  EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT


                 This Stock Option Agreement ("AGREEMENT") is made and entered into as of the date of grant set forth below (the "DATE OF GRANT") by and between Jetfleet Management Corp., a California corporation (the "COMPANY"), and the participant named below ("PARTICIPANT"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company's 1997 Equity Incentive Plan (the "PLAN").

PARTICIPANT:                                         Neal D. Crispin
                                            ---------------------------------
SOCIAL SECURITY NUMBER:                              ###-##-####
                                            ---------------------------------
ADDRESS:                                             210 Sonora Street
                                            ---------------------------------
                                                      San Mateo, California
                                            ---------------------------------
TOTAL OPTION SHARES:                                  20,000
                                            ---------------------------------
EXERCISE PRICE PER SHARE:                              $1.10
                                            ---------------------------------
DATE OF GRANT:                                         April 1, 1997
                                            ---------------------------------
FIRST VESTING DATE:                                    April 1, 1998
                                            ---------------------------------
EXPIRATION DATE:                                       April 1, 2002
                                            ---------------------------------
                                            (unless earlier terminated under
                                            Section 3 below)
TYPE OF STOCK OPTION
(CHECK ONE):                                [X] INCENTIVE STOCK OPTION
                                            [ ] NONQUALIFIED STOCK OPTION


               1. GRANT OF OPTION. The Company hereby grants to Participant an option (this "OPTION") to purchase the total number of shares of Common Stock of AeroCentury Corp. ("ACY"), a wholly owned subsidiary of the Company, set forth above as Total Option Shares (the "SHARES") at the Exercise Price Per Share set forth above (the "EXERCISE PRICE"), subject to all of the terms and conditions of this Agreement and the Plan. If designated as an Incentive Stock Option above, the Option is intended to qualify as an "incentive stock option" ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

               2.       EXERCISE PERIOD.

                        2.1     Exercise Period of Option.  Provided
Participant continues to provide services to the Company or any Subsidiary or Parent of the Company, the Option shall become vested and exercisable as to portions of the Shares as follows: (a) This Option shall not vest with respect to any of the Shares until April 1, 1998 (the "FIRST VESTING DATE"); (b) on the First Vesting Date the Option shall vest as to twenty percent (20%) of the Shares; and (c) thereafter each year on the anniversary of the First Vesting Date the Option shall vest as to an additional twenty percent (20%) of the Shares until this Option is vested with respect to 100% of the Shares. If application of the vesting percentage causes a fractional share, such share shall be rounded down to the nearest whole share.
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                        2.2     Vesting of Options.  Shares that are vested
pursuant to the schedule set forth in Section 2.1 are "VESTED SHARES." Shares that are not vested pursuant to the schedule set forth in Section 2.1 are "UNVESTED SHARES."

                        2.3 Expiration. The Option shall expire on the Expiration Date set forth above or earlier as provided in Section 3 below.

               3.       TERMINATION.

                        3.1 Termination for Any Reason Except Death, Disability or Cause. If Participant is Terminated for any reason, except death, Disability or for Cause, the Option, to the extent (and only to the extent) that it would have been exercisable by Participant on the Termination Date, may be exercised by Participant no later than three (3) months after the Termination Date, but in any event no later than the Expiration Date.

                        3.2 Termination Because of Death or Disability. If Participant is Terminated because of death or Disability of Participant (or Participant dies within three (3) months of Termination other than because of Participant's Disability or for Cause), the Option, to the extent that it is exercisable by Participant on the Termination Date, may be exercised by Participant (or Participant's legal representative) no later than twelve (12) months after the Termination Date, but in any event no later than the Expiration Date. Any exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant's death or disability, within the meaning of Section 22(e)(3) of the Code; or (b) twelve (12) months after the Termination Date when the termination is for Participant's disability, within the meaning of Section 22(e)(3) of the Code, is deemed to be an NQSO.

                        3.3 Termination for Cause. If Participant is Terminated for Cause, then the Option will expire on Participant's Termination Date, or at such later time and on such conditions as are determined by the Committee.

                        3.4 No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without Cause.

               4.       MANNER OF EXERCISE.

                        4.1 Stock Option Exercise Agreement. To exercise this Option, Participant (or in the case of exercise after Participant's death or incapacity, Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (the "EXERCISE AGREEMENT"), which shall set forth, inter alia, Participant's election to exercise the Option, the number of Shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Participant's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise the Option.

                        4.2 Limitations on Exercise. The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The Option may not be exercised as to fewer than one hundred (100) Shares unless it is exercised as to all Shares as to which the Option is then exercisable.


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                        4.3     Payment.  The Exercise Agreement shall be
accompanied by full payment of the Exercise Price for the shares being purchased in cash (by check), or where permitted by law:

                                (a) by cancellation of indebtedness of the Company to the Participant;

                                (b) by surrender of shares of the Company's Common Stock that (1) either (A) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (B) were obtained by Participant in the open public market; and (2) are clear of all liens, claims, encumbrances or security interests;

                                (c)     by waiver of compensation due or
                                        accrued to Participant for services
                                        rendered;

                                (d) provided that a public market for the Company's stock exists, (1) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National
                                        Association of Securities Dealers (an
                                        "NASD DEALER") whereby Participant
                                        irrevocably elects to exercise the
                                        Option and to sell a portion of the
                                        Shares so purchased to pay for the
                                        Exercise Price and whereby the NASD
                                        Dealer irrevocably commits upon
                                        receipt of such Shares to forward the
                                        Exercise Price directly to the
                                        Company, or (2) through a "margin"
                                        commitment from Participant and an
                                        NASD Dealer whereby Participant
                                        irrevocably elects to exercise the
                                        Option and to pledge the Shares so
                                        purchased to the NASD Dealer in a
                                        margin account as security for a loan
                                        from the NASD Dealer in the amount of
                                        the Exercise Price, and whereby the
                                        NASD Dealer irrevocably commits upon
                                        receipt of such Shares to forward the
                                        Exercise Price directly to the
                                        Company; or

                              (e)       by any combination of the foregoing.

                        4.4 Tax Withholding. Prior to the issuance of the Shares upon exercise of the Option, Participant must pay or provide for any applicable federal, state and local withholding obligations of the Company. If the Committee permits, Participant may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

                        4.5 Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Participant, Participant's authorized assignee, or Participant's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

               5. NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If the Option is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (a) the date two (2) years after the Date of Grant, and (b) the date one (1) year after transfer of such Shares to Participant upon exercise of the Option, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant from the early disposition by payment in cash or out of the current wages or other compensation payable to Participant.





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               6.       COMPLIANCE WITH LAWS AND REGULATIONS.  The exercise of
the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

               7. NONTRANSFERABILITY OF OPTION. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant or in the event of Participant's incapacity, by Participant's legal representative. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Participant.

               8. COMPANY'S RIGHT OF FIRST REFUSAL. Before any Vested Shares held by Participant or any transferee of such Vested Shares may be sold or otherwise transferred (including without limitation a transfer by gift or operation of law), the Company and/or its assignee(s) shall have an assignable right of first refusal to purchase the Vested Shares to be sold or transferred on the terms and conditions set forth in the Exercise Agreement (the "Right of First Refusal"). The Company's Right of First Refusal will terminate when the Company's securities become publicly traded.

               9. TAX CONSEQUENCES. Set forth below is a brief summary as of the Effective Date of the Plan of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

                        9.1 Exercise of ISO. If the Option qualifies as an ISO, there will be no regular federal or California income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal alternative minimum tax purposes and may subject the Participant to the alternative minimum tax in the year of exercise.

                        9.2 Exercise of Nonqualified Stock Option. If the Option does not qualify as an ISO, there may be a regular federal and California income tax liability upon the exercise of the Option. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Participant is a current or former employee of the Company, the Company may be required to withhold from Participant's compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                        9.3 Disposition of Shares. The following tax consequences may apply upon disposition of the Shares.



                                a.       Incentive Stock Options.  If the
Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of an ISO and are disposed of more than two (2) years after the Date of Grant, any gain realized on disposition of the Shares will be treated as capital gain for federal and California income tax purposes. The maximum federal capital gain tax rates are twenty eight percent (28%) for Shares held more than twelve (12) months, but not more than eighteen
(18) months ("MID-TERM CAPITAL GAIN"), and twenty percent (20%) for Shares held for more than eighteen (18) months ("LONG-TERM CAPITAL GAIN"). If Shares purchased under an ISO are disposed of within the applicable one (1) year or two (2) year period, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.





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                                b.       Nonqualified Stock Options.  If the
Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of an NQSO, any gain realized on disposition of the Shares will be treated as Mid-Term Capital Gain or Long-Term Capital Gain, as the case may be.

                                c.       Withholding.  The Company may be
required to withhold from Participant's compensation or collect from the Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.



              10. PRIVILEGES OF STOCK OWNERSHIP. Participant shall not have any of the rights of a shareholder with respect to any Shares until the Shares are issued to Participant.

              11. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

              12. ENTIRE AGREEMENT. The Plan is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

              13. NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile, rapifax or telecopier.

              14. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement. If Company has reserved a Repurchase Option and/or a Right of First Refusal, Add and modify as necessary: including its rights to repurchase Shares under the Right of First Refusal. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and assigns.

              15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

              16. ACCEPTANCE. Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that Participant should consult a tax adviser prior to such exercise or disposition.





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              IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in triplicate by its duly authorized representative and Participant has executed this Agreement in triplicate as of the Date of Grant.


JETFLEET MANAGEMENT CORP.                     PARTICIPANT


By:
    ------------------------------               -----------------------------
                                                 (Signature)


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(Please print name)                              (Please print name)


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(Please print title)





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                                   EXHIBIT A


                        STOCK OPTION EXERCISE AGREEMENT





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